                                                                      EXHIBIT 14
                                                                     (EX 99.B14)

                                UNIVERSAL CAPITAL

                                   GROWTH FUND

                                   ___________



                                   INDIVIDUAL
                                   RETIREMENT
                                     ACCOUNT




                                   ___________





                          Universal Capital Growth Fund
                              One Oakbrook Terrace
                                    Suite 708
                         Oakbrook,  Illinois  60181-9904




                      United Missouri Bank, N.A., Custodian
                          Universal Capital Growth Fund
                       1010 Grand Avenue, P.O. Box 419226
                        Kansas City, Missouri  64141-6226


April 19,1994

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Types of Accounts (General Information). . . . . . . . . . . . . . . . . . . .1
     Regular IRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Spousal IRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SEP-IRA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Rollover IRA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Transfer from a Qualified Retirement Plan
       to a Universal Capital Growth Fund IRA. . . . . . . . . . . . . . . . .2
     Transfer to a Universal Capital Growth Fund
       IRA from Another IRA. . . . . . . . . . . . . . . . . . . . . . . . . .2
     Tax Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
When Can an Account be Opened? . . . . . . . . . . . . . . . . . . . . . . . .3
Do I Pay Tax on Dividends and Distributions? . . . . . . . . . . . . . . . . .3
When May I Make Withdrawals? . . . . . . . . . . . . . . . . . . . . . . . . .3
What If I Make a Withdrawal before Age 59 1/2? . . . . . . . . . . . . . . . .3
Custodian Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Disclosure Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     (1)   Types of Individual Retirement Accounts; Eligibility. . . . . . . .5
     (2)   Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     (3)   Investment and Holding of Contributions . . . . . . . . . . . . . .9
     (4)   Distributions from Your IRA . . . . . . . . . . . . . . . . . . . .9
     (5)   Income and Penalty Taxes. . . . . . . . . . . . . . . . . . . . . 10
     (6)   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . 12
IRA Custodial Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . 13




                                  HOW TO OPEN A
                            UNIVERSAL CAPITAL GROWTH
                                FUND IRA ACCOUNT

--------------------------------------------------------------------------------

     Fill out the enclosed application and beneficiary form and mail it, together with your check, to Universal Capital Growth Fund at the address shown on the application.

     If you are setting up a Spousal Account with a non-working spouse (see page 1), two separate accounts will be required. Have your non-working spouse fill an Application and Beneficiary Form, and return it along with yours to Universal Capital Growth Fund.

     An EMPLOYED spouse is entitled to open his/her own IRA.

     If you intend to make an IRA contribution for more than one year at this time, please indicate the years and the amount for each year.

         THESE MATERIALS AUTHORIZED FOR DISTRIBUTION ONLY WHEN PRECEDED
      OR ACCOMPANIED BY A CURRENT UNIVERSAL CAPITAL GROWTH FUND PROSPECTUS.

--------------------------------------------------------------------------------

                                                                      EXHIBIT 14
                                                                     (EX 99.B14)

GENERAL INFORMATION ABOUT THE
INDIVIDUAL RETIREMENT ACCOUNT PLAN
(EFFECTIVE APRIL 19, 1994)

Types of Accounts (General Information)

REGULAR IRA

Who qualifies? You qualify in any year when you have earnings from employment or self-employment. You qualify even if you are also covered by a retirement program of your employer or a Keogh or SEP plan. However, if you and/or your spouse are active participants in such a plan, your deduction for your IRA contribution may be reduced or eliminated depending on your income. See the Disclosure Statement, Section (2), "Deductible Contributions" and "Nondeductible Contributions."

You may contribute up to $2,000 or 100% of your earned income, whichever is less. Alimony and separate maintenance payments are treated as earned income for this purpose.

You may not contribute to your regular IRA for any year if you are over age 70 1/2 before the end of the year.

SPOUSAL IRA

If your spouse has no earned income (or elects to be treated as having no earned income) and you file a joint return, you may contribute up to the lesser of $2,250 or 100% of your earned income. The contribution may be divided between your IRA and your spouse's IRA in any way you decide, so long as the portion allocated to either one does not exceed $2,000. Your spouse's election is made by claiming a spousal IRA deduction on your tax return.

SEP-IRA

Your employer may set up a simplified employee pension plan (SEP) and contribute to your IRA and the IRA of each other eligible employee up to $30,000 or 15% of compensation, whichever is less. The employer contribution must be based on a written formula, which cannot discriminate in favor of officers, shareholders or self-employed or highly compensated individuals.

If your employer chooses and certain conditions are satisfied, you can elect to have your salary reduced by no more than an amount specified by law and to have the reduction contributed to your SEP-IRA, too.

You can have a Regular IRA, even if you have a SEP-IRA, too.

ROLLOVER IRA

If you receive a distribution from the qualified retirement plan of a former employer, you may be eligible to roll over the distribution to an IRA free of tax. You may under certain circumstances make a rollover again to the profit sharing or pension plan of a new employer. If you want to have that right, however, your rollover IRA derived from an employer's qualified plan must be kept separate from any other IRA you may have. Qualified retirement plans are required to withhold 20% of most distributions to you for payment of income taxes unless your plan balance is transferred directly to an IRA or another qualified plan. This means that a direct transfer may be preferable to a rollover for moving your qualified plan balance to a Universal Capital Growth Fund IRA. See "Transfer From a Qualified Retirement Plan to a Universal Capital Growth Fund IRA," below.

You may also make a rollover from another IRA derived from your own yearly contributions. However, a rollover of the same funds from one IRA to another may be made no more than once during a 12-month period.

Any rollover must be made within 60 days after receipt of the distribution from your employer's qualified plan or your previous IRA. Otherwise, the distribution will be subject to tax for the year you receive it.

See Disclosure Statement, Section 1(c), "Rollover IRAs."

TRANSFER FROM A QUALIFIED RETIREMENT PLAN TO A UNIVERSAL CAPITAL GROWTH FUND IRA

You may also make a direct transfer of funds from your employer's qualified retirement plan to a Universal Capital Growth Fund IRA. Retirement plans are required to transfer distributions directly to an IRA if the employee directs, and are also required to withhold 20% of the distribution for taxes if a distribution is not transferred directly to an IRA or another plan. Generally speaking, these new rules regarding direct transfers will apply to any distribution that could be rolled over into an IRA.

The procedure for making a direct transfer from a retirement plan into a Universal Capital Growth Fund IRA is the same as the procedure for a direct transfer from another IRA, discussed below.

TRANSFER TO A UNIVERSAL CAPITAL GROWTH FUND IRA FROM ANOTHER IRA

You may also make a direct transfer of funds from another IRA to a Universal Capital Growth Fund IRA. The 12-month restriction on IRA rollovers does not apply to direct transfers. The transfer must be direct from your existing IRA to a Universal Capital Growth Fund IRA without your having physical contact with the funds transferred. To make a transfer:

1)  Follow the procedure for opening an account.

2) Complete the attached Transfer Form to instruct your present custodian or trustee to transfer the assets of your present account to United Missouri Bank, N.A. as successor custodian. Have your signature guaranteed if required by your present custodian.

3) Send the completed transfer form, along with the Universal Capital Growth Fund IRA application and beneficiary form, to Universal Capital Growth Fund.

4) United Missouri Bank, N.A. and your present custodian or trustee will complete the details of transferring your funds to your Universal Capital Growth Fund IRA.

TAX BENEFITS

You may be able to deduct part or all of the yearly contributions to your IRA from your gross income, depending on whether you and/or your spouse are active participants in a retirement program of your employer or a Keogh or SEP plan, and depending on your income. See the Disclosure Statement, Section (2), "Deductible Contributions." You may claim such a deduction even if you do not itemize your deductions. The Universal Capital Growth Fund IRA is in the form of IRS Form 5305-A, which is automatically deemed acceptable by the Internal Revenue Service. The approval by the IRS relates only to the form of the account and not to the merits of using the account as a retirement plan.

WHEN CAN AN ACCOUNT BE OPENED?

You can open your account and make a contribution for any year at any time up to the due date of your federal income tax return for that year (excluding extensions). Rollovers and direct transfers from other IRAs or retirement plans can be made at any time during the year, so long as a rollover contribution is made within 60 days after the distribution from the other IRA or retirement plan is received by you. A distribution from a qualified plan may be subject to income tax and income tax withholding even if the distribution is rolled over to an IRA. See "Rollover IRA" and "Transfer From a Qualified Plan to a Universal Capital Growth Fund IRA," above.

DO I PAY TAX ON DIVIDENDS AND DISTRIBUTIONS?

No, all dividends and distributions accumulate tax-free. Tax is paid when you (or your spouse, if a spousal account is elected) withdraw your retirement benefits. See the Disclosure Statement, Section (5), "Income and Penalty Taxes."

WHEN MAY I MAKE WITHDRAWALS?

Withdrawals can start after age 59 1/2, and must start by April 1 after the end of the year in which you (or your spouse, in the case of a spousal account) reach age 70 1/2. Withdrawals can be made in a lump sum or in installments.
The Internal Revenue Code imposes complex limits on the length of time over which withdrawals from an IRA can be made. See the Disclosure Statement, Section (4), "Distributions from your IRA." Withdrawals are subject to tax as ordinary income, except for any portion rolled over to another IRA or considered to be a return of nondeductible contributions. See Disclosure Statement, Section (5), "Income and Penalty Taxes."

WHAT IF I MAKE A WITHDRAWAL BEFORE AGE 59 1/2?

A withdrawal can be made without penalty before age 59 1/2 only in case of death or permanent disability, or in the case of certain periodic payments.
Otherwise, a withdrawal before age 59 1/2 is a premature withdrawal and is subject to a penalty tax of 10% of the portion that is included in your income, in addition to the regular income tax. But neither the regular income tax nor the 10% penalty tax applies to any portion rolled over to another IRA or considered as a return of your nondeductible contributions.


CUSTODIAN FEES

Acceptance fee . . . . . . . . . . . . . . . . . . . . . . . . . no charge
Transfer to Successor Trustee. . . . . . . . . . . . . . . . . . $  10.00
Transfer from Prior Trustee. . . . . . . . . . . . . . . . . . . no charge
Annual maintenance fee . . . . . . . . . . . . . . . . . . . . . $  10.00
Refund of Excess Contribution. . . . . . . . . . . . . . . . . . $  10.00
Disbursement fee - lump sum. . . . . . . . . . . . . . . . . . . $  15.00
Disbursement - periodic. . . . . . . . . . . . . . . . . . . . . $  12.00 per
                                                                account/per year

(The fee for a periodic disbursement is incurred only at the time the periodic distribution is established or if there is a change in the amount or frequency of the payments.)

Note: Each IRA account is subject to the above fees, including Spousal IRAs and each of multiple accounts for the same participant. Fees are subject to change on thirty (30) days notice to Depositor. Fees may be prepaid by the Depositor by separate check payable to Universal Capital Growth Fund. Any fees due and unpaid by December 15 of each calendar year will be deducted from the Account.
                              ____________________

THE UNIVERSAL CAPITAL GROWTH FUND IRA PLAN IS SPONSORED BY UNIVERSAL CAPITAL INVESTMENT TRUST. THIS BRIEF OUTLINE OF THE PLAN IS NOT INTENDED AS A FULL EXPLANATION OF THE INDIVIDUAL RETIREMENT PLAN, BUT WE HOPE THAT WE HAVE ANSWERED SOME OF THE QUESTIONS THAT OCCUR TO YOU.

              WE URGE YOU TO READ THE ENCLOSED MATERIAL THOROUGHLY.

           UNIVERSAL CAPITAL GROWTH FUND INDIVIDUAL RETIREMENT ACCOUNT

                              DISCLOSURE STATEMENT
                                (April 19, 1994)

          This Disclosure Statement is being given to you to assure that you are informed and understand the nature of an Individual Retirement Account ("IRA"). This disclosure statement explains the rules governing IRAs.

          Your Right to Revoke this IRA. You may revoke this IRA at any time within seven days after the later of the date you received this Disclosure Statement or the day you established this IRA. For purposes of revocation, it will be assumed that you received the Disclosure Statement no later than the date of your check or transfer direction with which you opened your IRA. To revoke the IRA, you must either mail or deliver a notice of revocation to the following address:

               Universal Capital Growth Fund
               One Oakbrook Terrace
               Suite 708
               Oakbrook, Illinois  60181

          If a notice of revocation is mailed, it will be deemed mailed on the date of the postmark (or if sent by certified or registered mail, the date of certification or registration) if it is deposited in the mail in the United States, first class postage prepaid and properly addressed. If you revoke your IRA, you are entitled to a return of the entire amount contributed.

          (1)   TYPES OF INDIVIDUAL RETIREMENT ACCOUNTS; ELIGIBILITY

          IN GENERAL. There are several types of IRAs. For example, there is a "Regular IRA" to which you may make contributions for yourself. There is also a "Spousal IRA" which you may be able to set up for your spouse. There is also a "Rollover IRA" which you can set up to receive assets from a qualified plan, annuity or another IRA. Finally, there is a SEP-IRA (which is also known as a Simplified Employee Pension Plan) which your employer can establish for you. Following is a general description of the rules which apply to each of these types of IRAs and who is eligible to establish them.

          (a) REGULAR IRA. You may contribute up to the lesser of $2,000 or 100% of your compensation if you have not reached age 70 1/2 during the taxable year. You may make this contribution even if you or your spouse is an active participant in a qualified employer plan. However, as explained below, the amount of the contribution which you may deduct may be limited. Compensation includes wages, salary, commissions, bonuses, tips, etc. but does not include income from interest, dividends or other earnings or profits from property, or amounts not includible in your gross income.

          (b) SPOUSAL IRA. You may contribute to your IRA and an IRA for your non-working spouse if: (1) you have received compensation during the taxable year and (2) you file a joint income tax return for the year with your spouse. Under such an arrangement, you may qualify for a total deduction equal to the lesser of $2,250 or 100% of your compensation for the taxable year. You can determine how to divide the contribution between the two accounts but you cannot contribute more than $2,000 annually into either one. While you cannot contribute to your IRA in the taxable year in which you reach 70 1/2, you can still contribute to your spouse's IRA if he or she has not reached 70 1/2. A Spousal IRA does not involve the creation of a joint account. The account of each spouse is separately owned and treated independently from the account of the other spouse.

          A "non-working spouse" is one who had no earned income for the year, or elects to be treated as having no earned income for this purpose. Your spouse's election is made by claiming a spousal IRA deduction on your tax return.

          (c) ROLLOVER IRAs. All or a portion of certain distributions from qualified retirement plans, annuities and other IRAs may be "rolled over" tax-free within 60 days after receipt of the distribution without regard to the limits on deductible contributions, but no deduction is allowed with respect to such a contribution. The amount rolled over cannot exceed the fair market value of all property received, reduced by employee contributions (except voluntary deductible employee contributions made pursuant to a qualified plan). If you make a rollover from a qualified employer plan to an IRA, you may in turn, under certain circumstances make a rollover from the IRA into the qualified pension or profit-sharing plan, qualified annuity plan, or tax-sheltered annuity or custodial account of a subsequent employer. To preserve that right, however, you must keep the rollover IRA separate from any other IRA you may have, since you cannot make a rollover to an employer plan from an IRA to which you have made yearly contributions. You can also transfer assets you hold in one IRA to another IRA by directing the current trustee or custodian to transfer those assets directly to the new IRA. You may also direct the trustee or custodian of any qualified retirement plan to transfer a distribution from the plan directly to an IRA. You can direct such a so-called "trustee-to-trustee transfer" at any time. However, you may make a rollover of the same assets from one IRA to another IRA only once during a one-year period. A decision to make a rollover from a qualified plan, as signified by checking the rollover box on the Application, is irrevocable.

          Rollover amounts you receive may not be deposited in your spouse's IRA, but if you should die while still a participant in a qualified plan, in certain cases your spouse may be allowed to make a tax-free rollover to an IRA of all or any part of the assets distributed from the qualified plan, excluding any contributions (other than voluntary deductible employee contributions) made by you to such plan. The amount of the death payout rolled over by a spouse into an IRA may not subsequently be rolled over into another employer's qualified plan or annuity.

          The Unemployment Compensation Amendments Act of 1992 (the "1992 Act") made several changes to the tax treatment of rollovers and direct transfers from qualified retirement plans, effective January 1, 1993:

               First, the 1992 Act expanded the types of distributions that can be rolled over into an IRA. Under prior law, only certain types of total and partial distributions could be rolled over. Under the new law, any distribution from a plan can be rolled over unless it is either (1) one of a series of substantially equal periodic payments (such as an annuity), or
     (2) a minimum distribution required to be made after you reach the age of 70 1/2.

               Second, if a distribution from a plan can be rolled over to an IRA, the plan is required by law to transfer the distribution directly to an IRA, or another employer's plan, if you so direct.

               Finally, if you do not direct the distribution to be transferred directly to an IRA or another plan, the plan making the distribution will be required to withhold 20% of the distribution for the payment of income taxes.

          Strict requirements must be met to qualify for tax-free rollover treatment. You should consult your personal tax advisor in connection with rollovers to and from your IRA.

          (d) SIMPLIFIED EMPLOYEE PENSION PLAN (SEP-IRA). An employer may adopt a SEP-IRA and contribute to your SEP-IRA even if you are covered by another retirement plan. The Code permits an employer to contribute to your SEP-IRA up to 15% of your compensation (computed without regard to the contribution) or $30,000 (or such other amount as may be prescribed by the Secretary of the Treasury), whichever is less. The contributions are deductible by the employer and are generally not includible in your income until you receive distributions. Employer contributions must be made under a written allocation formula which cannot discriminate in favor of so-called "highly compensated employees" (as defined in the Code). Employer contributions are considered discriminatory unless they bear a uniform relationship to the first $200,000 of each participant's compensation.

          An employer must cover each employee who has attained age 21 and has performed service for the employer during at least three of the immediately preceding five calendar years, but employees who earn less than $300 in the year in question, employees covered by certain collective bargaining agreements and certain nonresident aliens may be excluded. "Leased employees" (i.e., those individuals who are not the employer's employees, who are hired through a "leasing organization" and who provide services of a nature normally performed by employees in the employer's business on a substantially full-time basis for more than a year) must be treated as regular employees for the purposes of making SEP-IRA contributions, unless the leasing organization provides prescribed minimum pension benefits to the leased employees. Any SEP-IRA contribution made by the leasing organization attributable to services performed for the employer may be used to reduce the employer's contribution to a leased employee's SEP-IRA.

          Generally, if the employer does not maintain an integrated plan at any time during the taxable year, Old Age and Survivor Disability Insurance contributions ("OASDI") may be taken into account as contributions by the employer to the employee's SEP-IRA but only if such OASDI contributions are taken into account with respect to each employee maintaining a SEP-IRA. If the SEP-IRA is part of a top-heavy plan as defined in the Code, the employer must make a minimum contribution to each non-key employee's SEP-IRA for each year that the plan is top-heavy. Generally, a plan is top-heavy if the aggregate of the accounts of key employees as defined in Code Section 416 (i.e., certain officers, owners and highly compensated individuals) exceeds 60% of the aggregate of the accounts of all employees. If the employer maintains more than one plan, such plans may, or under certain circumstances must, be aggregated for purposes of determining whether the SEP-IRA is top-heavy. Generally, the minimum contribution required to be made to the SEP-IRA of each non-key employee in a top-heavy year is 3% of the employee's compensation.

          If your employer chooses and if certain conditions are satisfied, you can elect to have your salary reduced by up to $7,000 (or such higher amount as is specified from time to time by the Secretary of the Treasury) and to contribute the reduction to your SEP-IRA. If you reduce your salary under a salary reduction agreement, your salary subject to federal income tax is reduced. Salary reduction is permitted for a year only if your employer does not have more than 25 employees at any time during the preceding year, all employees who participate in the Plan are eligible for salary reduction and at least one-half of the employees (including those not eligible for a SEP-IRA) choose to make salary reduction contributions which may be made by highly compensated individuals. There are also other rules which apply to salary reduction contributions.

          The rules governing integrated and salary reduction SEP-IRAs are complex. We suggest that you discuss them with your tax advisor.

          You may contribute to a Regular IRA even if you participate in a SEP-IRA. Except as otherwise noted, your SEP-IRA generally is subject to the rules governing a Regular IRA. Your rights to withdraw amounts held in a SEP-IRA cannot be restricted by your employer.

                               (2)   CONTRIBUTIONS

          IN GENERAL. As explained in this part, the amount of your IRA contributions which you can deduct is subject to limits. All contributions and transfers to your Universal Capital Growth Fund IRA must be in cash, except that a rollover contribution may be made either in cash or in shares of Universal Capital Growth Fund. Contributions to your Regular IRA or Spousal IRA may be made up to the due date for filing your tax return for the taxable year (excluding extensions thereof) even if you file before the due date. In making contributions, you must indicate the tax year to which the contribution applies. If no tax year is designated, the custodian will assume that the contribution is intended to apply to the calendar year in which it is received. The time limit for designating the applicable tax year is April 15.

          Contributions made by an employer to your SEP-IRA for a calendar year may be made no later than the due date of your employer's tax return (including extensions). In making a SEP-IRA contribution, the tax year to which the contribution relates must also be specified or it will be deemed to relate to the calendar year in which it is received. In a SEP-IRA, this designation of the tax year of a contribution must be made by the due date for contributions described above.

          DEDUCTIBLE CONTRIBUTIONS. If you are single and are not an "active participant" in a retirement plan maintained by your employer, you can deduct the full amount of your IRA contribution up to the lesser of $2,000 or 100% of your compensation for the year. If you are married, you can deduct the full amount of your IRA contribution so long as neither you nor your spouse is an "active participant" in a retirement plan maintained by your respective employers. These plans include qualified pension, profit-sharing, stock bonus or money purchase plans, 401(k) plans, SEP-IRAs, qualified annuity plans, tax-sheltered annuities and custodial accounts and deferred compensation plans of governmental agencies. In general, you are considered to be an active participant in a plan if an employer contribution or forfeiture was credited to your account during the year in the case of a defined contribution plan or, in the case of a defined benefit plan, you are eligible to participate even if you choose not to. You are considered to be an active participant in a plan if you make a contribution to the plan during a year even if your employer does not. For active participation, it does not matter whether any interest you have in a plan is vested or unvested.

          If you or your spouse is an active participant in a plan, the amount of the deduction you can claim for an IRA contribution is reduced or totally denied depending upon the amount by which your adjusted gross income for the year exceeds the "applicable dollar amount." The applicable dollar amount is $25,000 for single people and $40,000 for married individuals filing a joint tax return. If you are married but are filing separate tax returns, your applicable dollar amount is $0.

          If your adjusted gross income exceeds your applicable dollar amount by more than $10,000, you may not deduct any portion of your IRA contribution. However, if it is between $0 and $10,000 more than your applicable dollar amount, you can claim a tax deduction for your contribution. To determine the amount of the deduction, follow these steps. First, determine the amount of the contribution you can make. If, for example, you have compensation in excess of $2,000 you could make a $2,000 contribution to your Regular IRA. Next, subtract the applicable dollar amount from your adjusted gross income. If you are single and your adjusted gross income is $30,000, the difference would be $5,000.
Next, divide this difference by $10,000. In the example $5,000/$10,000 equals 1/2. Accordingly, you may deduct 1/2 of your contribution. If the deduction limitation is not a multiple of $10, round the deduction to the next $10. If your adjusted gross income does not exceed $35,000 and you are single or $50,000 and you are married, you can deduct $200 regardless of how the computation comes out.

          Married persons who file separate returns are treated as unmarried for purposes of these rules if they did not live together at any time during the year.

          NON DEDUCTIBLE CONTRIBUTIONS. Even though you may not be entitled to claim a deduction for contributions to your IRA, you are still allowed to make the contributions to the extent described in "Types of IRAs" above. To the extent that the amount of your contribution exceeds the deduction limit, it is considered a nondeductible contribution. Earnings on these contributions are not taxed until distributed, just like the earnings on deductible contributions. It may therefore be worthwhile making nondeductible contributions.

          You are required to report the amount of your nondeductible contributions on Form 8606 and attach it to your income tax return. If you overstate this amount, you may be liable for a tax penalty of $100 per overstatement.

               (3)   INVESTMENT AND HOLDING OF CONTRIBUTIONS

          Contributions to your IRA, and the earnings thereon, are invested in shares of Universal Capital Growth Fund. The assets in your account are held in a custodial account exclusively for your benefit and the benefit of such beneficiaries as you may designate in writing delivered to the Custodian. The balance in your IRA represents a separate account which is clearly identified as your property and generally may not be combined for investment with the property of another individual. Your right to the entire balance in your account is nonforfeitable. No part of the assets of your account may be invested in life insurance contracts or in collectibles such as works of art, antiques, coins, stamps, etc.

                         (4)   DISTRIBUTIONS FROM YOUR IRA

          DISTRIBUTION DURING YOUR LIFE. The law permits distributions to be made from an IRA at any time after you attain age 59 1/2 without penalty, and requires that distributions commence no later than April 1 following the calendar year in which you attain age 70 1/2. Distributions may be in the form of a single payment or, in accordance with regulations, in substantially equal monthly, quarterly or annual payments over your life or the joint lives of you and your designated beneficiary, or over a period certain not extending beyond your life expectancy or the joint and last survivor life expectancy of you and your designated beneficiary. However, if your beneficiary is not your spouse, the law imposes an additional requirement called the minimum distribution incidental benefit requirement. In general, this requirement puts a further limit on the maximum payout period. This further limit is based on a table in the income tax regulations, and if this limit applies to you, you should consult your tax advisor to determine your minimum distribution.

          If you direct distributions over your life or the joint lives of you and your designated beneficiary, the Custodian will purchase an immediate annuity contract from an insurance company you choose with your IRA and your payments will be made under the annuity. You must provide a completed annuity application from the insurance company of your choosing.

          Any distribution instruction must specify the reason for the distribution. Examples of such reasons are: premature distributions (i.e., distributions before age 59 1/2), rollovers, disability, death, normal (59 1/2 or over), excess contribution returns and other.

          DISTRIBUTIONS AFTER YOUR DEATH. If you die after distributions have begun to you, the balance of your IRA must be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect before your death.

          If you die before the distribution of your interest has begun, the entire balance of the account must be distributed by December 31 of the year in which the 5th anniversary of your death occurs. However, distribution need not be made within this 5-year period if your beneficiary receives payments over a period measured by his or her life or the life expectancy beginning no later than December 31 of the year following the year in which you die. If the beneficiary is your spouse, those installment payments don't have to begin until the later of December 31 of the year following the year in which you die or December 31 of the year in which you would have reached age 70 1/2. In addition, a distribution need not be made within 5 years of your death if your spouse is your beneficiary and he or she elects to treat the entire interest in the IRA (or the remaining part of such interest if distribution has already begun) as his or her own IRA subject to the regular IRA distribution requirements. In such a case, your spouse will be considered to be the covered individual under the IRA. If you die before the entire IRA has been distributed to you and your spouse is not your beneficiary, no additional cash contributions or rollover contributions may be accepted by the IRA.

          If distributions are made from your IRA to your surviving spouse (or to a trust of which your surviving spouse is the income beneficiary), the amount which your surviving spouse or the trust is entitled to receive in each year must be at least equal to the income of your IRA (or of the portion of your IRA which benefits your surviving spouse or the trust) for that year.

                         (5)   INCOME AND PENALTY TAXES

          INCOME TAX TREATMENT. Income tax on deductible IRA contributions and earnings on both deductible and nondeductible IRA contributions is generally deferred until you receive distributions. If you have made both deductible and nondeductible contributions to IRAs you maintain, a portion of each distribution you receive from any IRA (whether or not it is the one to which you made nondeductible contributions) will be considered to be a return of nondeductible contributions and therefore not included in your income for tax purposes. The balance of each distribution will be taxed as ordinary income regardless of its original source. The amount of any distribution which is considered to be a return of nondeductible contributions (and therefore not taxed) is determined by multiplying the amount of the distribution by a fraction. The numerator of the fraction is the aggregate amount of nondeductible contributions you have made to all of your IRAs over the years and the denominator is the balance in all your IRAs at the end of the year (after adding back any distributions you received during the year). The aggregate amount which can be excluded from income for all years cannot exceed the amount of nondeductible contributions that you made in those years.

          Taxable distributions from your account are taxed as ordinary income regardless of their original source. They are not eligible for special tax treatment that may apply to lump sum distributions from qualified employer plans. A distribution from your account after you attain age 65 is eligible for the retirement income credit.

          PENALTY TAX FOR PREMATURE DISTRIBUTIONS. Your IRA is intended to provide income for you upon retirement. Accordingly, the law generally imposes a penalty on premature distributions. If you receive a taxable distribution from the IRA before reaching age 59 1/2, a nondeductible 10% penalty will be imposed on the portion of the distribution which is included in your gross income. This penalty is in addition to any income tax you must pay on the distribution itself. The penalty does not apply to the extent that the distribution is considered a return of nondeductible contributions or a return of an excess contribution which is permitted tax-free (see below). The penalty also will not apply if the distribution is made due to your permanent disability or death or if the distribution is one of a series of substantially equal periodic payments made over your life (or life expectancy) or over the joint lives (or life expectancies) of you and your beneficiary. Further, the penalty does not apply in the case of a qualifying rollover distribution.

          PENALTY TAX FOR EXCESS CONTRIBUTIONS. Contributions to an IRA above the permissible limits are nondeductible and are subject to an annual nondeductible excise tax of 6% of the amount of such excess contributions for each year that the excess is not withdrawn or eliminated. The tax is paid by the person to whom a deduction is allowed or in the case of a Rollover IRA, by the person for whose benefit it is established. If the person who contributed the excess takes no deduction for it and withdraws the excess amount plus the net earnings attributable to such excess on or before the due date (including extensions) for filing the Federal income tax return for the year for which the contribution was made, the 6% excise tax will not be applied but the 10% tax on premature distributions will be applied to the amount of net earnings. Generally, if the excess is withdrawn after the due date (including extensions) for filing the tax return for the year for which the contribution was made, not only will the excess contribution be subject to the 6% excise tax, but the amount of such excess and the net income attributable to it will also be includible in income; and if you have not attained the age of 59 1/2, or are not disabled, you will also be subject to the previously mentioned 10% penalty tax on premature distributions. The law provides, however, that if an individual has made a contribution to an IRA for a year which does not exceed $2,250 (excluding rollover amounts), all or part of which is an excess contribution for which he did not claim a deduction, and he does not correct the excess contribution before the due date (including extensions) for filing his tax return for the year, he nevertheless may withdraw the excess amount contributed (without the net income attributable thereto) at any time without incurring the 10% penalty tax on premature distributions or being required to include the amount withdrawn in income. The 6% excise tax will be imposed even in this special situation for the year of the excess contribution and each subsequent year until the excess is withdrawn or eliminated.

          The rules discussed above generally apply to SEP-IRAs as well. The law also allows you to withdraw tax-free and without penalty an excess contribution, regardless of the amount, made with respect to a rollover contribution (including an attempted rollover contribution), if the excess contribution occurred because you reasonably relied on erroneous information required to be supplied by the plan, trust or institution making the distribution that was the subject of the rollover.

          As an alternative to withdrawing excess contributions made to an IRA, such amounts may be eliminated by making reduced contributions; however, you will be required to pay the 6% excise tax on the amount of the excess for the year of the contribution and for each subsequent year until the amount of the excess is deducted in a later year for which you have not contributed the maximum deductible amount. If a contribution is made to your account in an amount less than the permissible limit in order to correct an excess contribution for a previous year for which you did not claim a deduction, you may under certain circumstances, taking into account the limits on contributions, be allowed to treat the amount of the reduction in the current year's contribution as an additional contribution for the current taxable year.

          PENALTY TAX FOR UNDER-DISTRIBUTION. If after April 1 following the year in which you attain age 70 1/2, the amount distributed is less than the minimum amount required by law to be distributed, a 50% excise tax may be imposed on any such deficiency. The minimum amount required by law to be distributed is generally based on your life expectancy or the joint and survivor life expectancy of you and your beneficiary. However, if your beneficiary is not your spouse, the law imposes an additional requirement which is called the minimum distribution incidental benefit requirement. In general, this requirement is designed to prevent you from naming a beneficiary who is much younger than yourself in order to extend your payout period. You should consult your tax advisor to determine your maximum distribution.

          The Internal Revenue Service may waive the penalty tax for under-distribution if the deficiency was due to reasonable error and reasonable steps are being taken to correct the deficiency.

          PENALTY TAX FOR EXCESS DISTRIBUTIONS. A 15% penalty tax is imposed on annual distributions from retirement arrangements (including IRAs) to the extent that such distributions in a year are considered "excess distributions." A distribution is an "excess distribution" if it exceeds $150,000 (or such higher amount as may be specified by the IRS) during any calendar year. This $150,000 amount will be $112,500 (adjusted for cost-of-living increases) if you elect to have your distribution governed under certain tax rules. You should discuss how this rule applies to you and how you make this election with your tax advisor.

          PROHIBITED TRANSACTIONS AND PLEDGING ACCOUNT ASSETS. If during any taxable year you engage in a so-called "prohibited transaction" with respect to your IRA, the account will lose its tax-exempt status. In this event, the fair market value of all account assets, valued as of the first day of such taxable year, will be deemed distributed to you and includible in your gross income. These prohibited transactions would include borrowing money from your account. If you pledge your account or any portion thereof as security for a loan, such pledged portion will be deemed distributed to you and, to the extent that it does not represent a return of nondeductible contributions, includible in your gross income. If you have not yet attained age 59 1/2, an additional tax equal to 10% of the amount pledged will be imposed on such funds includible in gross income. If your spouse engages in a prohibited transaction with respect to his or her account, the results will be the same.

                               (6)   MISCELLANEOUS

          FEDERAL INCOME TAX WITHHOLDING. Distributions from an IRA to the covered individual or to a beneficiary are subject to Federal income tax withholding unless the covered individual or beneficiary elects to have no withholding apply. The current withholding rate required by the Internal Revenue Code is 10%. Additional information concerning withholding and election forms will be available no later than at the time a distribution is requested.

          FEDERAL ESTATE AND GIFT TAXES. Generally, your IRA will be included in your estate for Federal estate tax purposes. If your spouse is your beneficiary, your IRA may qualify for a deduction for purposes of that tax. An election under an IRA to have a distribution payable to a beneficiary on the death of the covered individual will not be treated as a gift subject to Federal gift tax.

          REPORTS TO THE INTERNAL REVENUE SERVICE. You are not required to file Form 5329 with the IRS unless you owe one of the IRA penalty taxes. These are the taxes on excess contributions, premature distributions, prohibited transactions and under distributions after age 70 1/2.

          FINANCIAL INFORMATION. The growth in value of the mutual fund shares held in your account can neither be guaranteed nor projected.

          PLAN SPONSOR. Universal Capital Investment Trust is the sponsor of the IRA.

          CUSTODIAN FEES. United Missouri Bank, N.A. as the Custodian of your IRA currently charges an annual maintenance fee of $10 per account, per fund in which you have an investment. You should refer to the fee schedule for other fees which may be applicable. Note that Spousal IRAs require separate accounts. Each spouse's account is subject to the above fees.

          The $10 annual maintenance fee will be deducted from your account if not paid before December 15th.

          The Custodian may change any of the above fees from time to time effective upon thirty (30) days written notice to the Depositor.

          IRS APPROVAL STATUS. The Universal Capital Growth Fund IRA is in the form of IRS Form 5305-A, which is automatically deemed acceptable by the IRS as to form. The approval by the IRS relates only to the form of the account and not to the merits of using the account as a retirement plan.

                                                                     Form 5305-A
                                                            (Rev. October, 1992)
                                                      Department of the Treasury
                                                        Internal Revenue Service

               UNIVERSAL CAPITAL GROWTH FUND INDIVIDUAL RETIREMENT
                                CUSTODIAL ACCOUNT



               (Under Section 408(a) of the Internal Revenue Code)
                                (April 19, 1994)

                                    ARTICLE I

       The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section
408(k).

                                   ARTICLE II

       The Depositor's interest in the balance in the custodial account is nonforfeitable.

                                   ARTICLE III

       1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

       2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV

       1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)- 2, the provisions of which are incorporated by reference.

       2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

       3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

               (a)    A single sum payment.

               (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

               (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

               (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

               (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

       4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

               (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

               (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

               (i) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

               (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

               (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

               (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

       5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire Interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

       6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                    ARTICLE V

       1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations section 1.408-5 and 1.408-6.

       2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

                                   ARTICLE VI

       Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and related regulations will be invalid.

                                   ARTICLE VII

       This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII

1.     DEFINITIONS.

       "Investment Company" shall mean an investment company as defined in Internal Revenue Code Section 851(a), shares of which Universal Capital Investment Trust has agreed to offer for investment under this Account. "Investment Company Shares" or "Shares" shall mean shares of beneficial interest or capital stock of the Investment Company.

2.     INVESTMENT OF ACCOUNT ASSETS.

       (a) Each contribution forwarded by the Depositor to the Custodian shall identify the Depositor's account number and be accompanied by a statement signed by the Depositor identifying the Investment Company Shares in which that contribution is to be invested. The Custodian may return to the Depositor, without liability for interest thereon, any contributions which are not accompanied by adequate account identification or an appropriate signed statement directing investment of those contributions.

       (b) Contributions shall be invested in whole and fractional Investment Company Shares at the price and in the manner in which such shares are then being publicly offered by the Investment Company. All distributions received on Investment Company Shares held in the Custodial Account shall be reinvested in like Shares and credited to such Account. If any distribution of Investment Company Shares may be received at the election of the shareholder in additional like Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional like Investment Company Shares.

       (c) All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its registered nominee. The Depositor shall be the beneficial owner of all Investment Company Shares held in the Custodial Account and the Custodian shall not vote any of such shares, except upon written direction of the Depositor. The Custodian agrees to forward to every Depositor a then current Prospectus, reports, notices, proxies and related proxy soliciting materials applicable to Investment Company Shares received by the Custodian.

       (d) The Depositor may at any time, by a manually signed direction delivered to the Custodian, redeem any number of Investment Company Shares held for his account and reinvest the proceeds in the Shares of any other Investment Company.

3.     AMENDMENT AND TERMINATION.

       (a) The Investment Company may amend the Custodial Account in whole or in part (including retroactive amendments) by delivering to the Depositor written notice of such amendment setting forth the substance and effective date of the amendment. The Depositor and the Custodian shall be deemed to have consented to any such amendments not objected to in writing by the Depositor within thirty (30) days of receipt of the notice, provided that no amendment shall cause or permit any part of the assets of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Depositor or his beneficiaries, nor shall any amendment be made except in accordance with the applicable law and regulations affecting this Custodial Account.

       (b) The Depositor may at any time terminate the Custodial Account by delivering to the Custodian a written notice of such termination setting forth the effective date thereof, together with any required withholding information.

       (c) The Custodial Account created by this Agreement shall automatically terminate upon distribution to the Depositor or the beneficiary designated under Paragraph 6 of Article VIII hereof of the entire balance in the Custodial Account.

       (d) The Custodian may be removed by the Depositor at any time upon thirty (30) days written notice to the Custodian. The Custodian may elect to terminate the Custodial Account upon thirty (30) days written notice to the Depositor.

4. TAXES AND CUSTODIAL FEES. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the assets of the Custodial Account, or the income arising therefrom, any transfer taxes incurred, all other administrative expenses incurred by the Custodian in the performance of its duties, including fees for legal services rendered to the Custodian, and the Custodian's compensation, shall be paid from the Custodial Account. Unusual administrative responsibilities not contemplated by the fee schedule will result in such additional charges as will reasonably compensate the Custodian for the services performed.

The custodian fee listed in the fee schedule will be deducted by the Custodian from the initial contribution received from the Depositor. Any fees due and unpaid by December 15 of each year will be deducted from the account and enough fund shares will be redeemed to cover this fee. Fees as listed on the fee schedule will be deducted from the refund or redemption proceeds at the time of distribution or redemption and the remaining balance will be remitted to the Depositor in the case of distribution, or will be reinvested in accordance with the Depositor's instructions.

5.     REPORTS AND NOTICES.

       (a) The Custodian shall keep adequate records of transactions it is required to perform hereunder. No later than sixty (60) days after the close of each calendar year, or after the Custodian's resignation or removal pursuant to
Article VIII, Paragraph 3, the Custodian shall render to Depositor a written report or reports reflecting the transactions effected by it during such period and the assets and liabilities of the Custodial Account at the close of the period.

       (b) All communications or notices required or permitted to be given herein shall be deemed to be given upon receipt by the Custodian at United Missouri Bank, N.A., 1010 Grand Avenue, P.O. Box 419226, Kansas City, Missouri, the Investment Company and Universal Capital Growth Fund at One Oakbrook Terrace, Suite 708, Oakbrook Terrace, Illinois 60181, or the Depositor at his most recent address shown in the Custodian's records. The Depositor agrees to advise the Custodian promptly, in writing, of any change of address.

6. DESIGNATION OF BENEFICIARY. The Depositor shall have the right, by written notice to the Custodian, to designate a beneficiary or beneficiaries, primary and contingent, to receive any benefit to which such Depositor may be entitled in the event of his death prior to the complete distribution of such benefit. In the event the Depositor has not designated any beneficiaries, or if all beneficiaries shall predecease the Depositor, the following persons shall take in the order named:

       (a)     Spouse of the Depositor,

       (b) If the spouse shall predecease the Depositor, then in equal shares to any children surviving the Depositor and to the descendents then living of a deceased child, by the right of representation, or

       (c) If the Depositor shall leave neither spouse nor descendents surviving, then to the personal representative of the Depositor's estate.

7. INALIENABILITY OF BENEFITS. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind of any attempt to cause such benefits to be so subjected shall not be recognized except to the extent as may be required by law.

8. ROLLOVER CONTRIBUTIONS. The Custodian may receive rollover contributions as described in section 408(d)(3) or any other applicable provisions of the Code, and regulations promulgated thereunder. If any property is transferred to the Custodian as a rollover contribution, such property shall be sold by the Custodian and the proceeds reinvested as provided in section 2 of this Article
VIII. The Custodian reserves the right to refuse to accept any contributions which are not in the form of cash.

9.     CONFLICT IN PROVISIONS.  To the extent that any of the provisions of
Article VIII shall conflict with the provisions of Articles IV, V, or VII, the provisions of Article VIII shall prevail.

10. STATUS OF DEPOSITORS. Neither the Depositor nor any other person shall have any legal or equitable right against the Custodian or the Investment Company except as provided herein. The Depositor agrees to indemnify and hold the Custodian harmless from and against any liability that the Custodian may incur in the administration of the Account unless arising from the Custodian's own negligence or misconduct.

11. LOSS OF EXEMPTION. If the Custodian receives notice that the Depositor's Account has lost its tax-exempt status under section 408 of the Code for any reason, including by reason of a transaction prohibited by section 4975 of the Code, the Custodian shall distribute to the Depositor the entire balance in the Account, in cash or in kind, in the sole discretion of the Custodian no later than 90 days after the date the Custodian receives such notice.

12. APPLICABLE STATE LAW. This Custodial Account shall be construed, administered and enforced according to the laws of the State of Illinois except to the extent Federal law supersedes Illinois law.

13. DISTRIBUTIONS TO SURVIVING SPOUSE. If distributions from the Custodial Account are to be made to the Depositor's surviving spouse, or to a trust of which the Depositor's surviving spouse is the income beneficiary, the amount which the surviving spouse (or such trust) is entitled to receive in each year shall not be less than the income of the Custodial Account (or of the portion of the Custodial Account with respect to which the surviving spouse or such trust is the beneficiary) for such year, as determined under section 2056(b)(7) of the Code.

ONE OAKBROOK TERRACE, SUITE 708, OAKBROOK TERRACE, IL  60181-4793
708-932-3000
--------------------------------------------------------------------------------

1.   INFORMATION ABOUT YOU (PLEASE PRINT)

     Name
     ---------------------------------------------------------------------------

     Address
     ---------------------------------------------------------------------------

     City                                         State          Zip Code
     ---------------------------------------------------------------------------

     SS #                                                   Birth Date    /  /
     ---------------------------------------------------------------------------


2.   YOUR BENEFICIARIES
     - PRIMARY BENEFICIARY:  Relationship ______________________________________

     Name
     ---------------------------------------------------------------------------

     Address
     ---------------------------------------------------------------------------

     City                                         State          Zip Code
     ---------------------------------------------------------------------------

     SS #                                                   Birth Date    /  /
     ---------------------------------------------------------------------------

     - CONTINGENT BENEFICIARY:  Relationship ___________________________________

     Name
     ---------------------------------------------------------------------------

     Address
     ---------------------------------------------------------------------------

     City                                         State          Zip Code
     ---------------------------------------------------------------------------

     SS #                                                   Birth Date    /  /
     ---------------------------------------------------------------------------

3.   TOTAL INVESTMENT

     199_ Contribution*                      $__________________________________
     199_ Contribution*                      $__________________________________
     Rollover/Transfer                       $__________________________________
     Custodian Fee ($10.00)                  $__________________________________

     Total Investment                        $__________________________________
     * If no year indicated, current year assumed.

4.   TYPE OF IRA (Check only one)

     / /  Individual
     / /  Spousal
     / /  Direct Transfer of Assets (form attached)
     / /  Simplified Employee Pension Plan
     / /  60 Day Rollover From:
          / /  another annual contribution IRA
          / / another IRA where the initial contribution was a lump sum from a qualified retirement plan
          / /  Section 403(b) plan
          / /  Qualified Pension/Profit-Sharing Plan

5.   TRANSFER TO CASH EQUIVALENT FUND
     Transfer to Cash Equivalent Fund, ("CEF"), a money market fund managed by Kemper Financial Services, must be in writing and are limited two transfers per calendar year. A separate application is required to open an account for the CEF IRA.

6.   YOUR SIGNATURE
          By signing the application establishing an IRA, the undersigned: (1) establishes an Individual Retirement Account in accordance with all the terms of the Custodial Agreement on Form 5305-A, (2) appoints UMB Bank, N.A., or its successors, as Custodian of the Account, (3) states that he or she has received, read, accepts and specifically incorporates herein in the Custodial Agreement on Form 5305-A and Disclosure Statement, (4) agrees to promptly give instructions to The Custodian necessary to enable the Custodian to carry out its duties under the Custodial Agreement and (5) agree that he or she has received and read the prospectus for the investment selected and that this account will be subject to the prospectus as amended from time to time.

          Under penalties of perjury, I certify that the number shown on this form is my correct social security number, and that I have not been notified by the IRS that I am subject to back-up withholding.

     YOUR SIGNATURE_______________________________________    DATE______________

     HOME PHONE NUMBER____________________  BUSINESS PHONE NUMBER_______________

7.   CUSTODIAN ACCEPTANCE (This section to be completed by UMB Bank, N.A.)
     The undersigned, UMB Bank, N.A., by separate agreement and the below signature, offers to serve as Custodian in accordance with the Universal Capital Growth Fund Individual Retirement Account Plan once this application Form has been properly completed and returned to the Custodian.

     By___________________________________________________    DATE______________

8.   YOUR FINANCIAL REPRESENTATIVE (Please Print)

     ---------------------------------  --------------------------   -----------
     Name of Firm                       Representative's Last Name   Rep. Number

     ---------------------------------  ----------------------------------------
     Street Address                     Dealer Office/Branch Number

     ---------------------------------  ----------------------------------------
     City              State   Zip      Authorized Signature of Dealer

95-9                                       DUPLICATE TO BE MAILED TO PARTICIPANT

--------------------------------------------------------------------------------
SYSTEMATIC WITHDRAWALS

/ /  I wish to activate the systematic withdrawal plan.

     Payment frequency: / / monthly     / /  quarterly
     Amount of check (minimum $100) $_________________


     I understand that by selecting this program all dividends and distributions credited to my account must be reinvested regardless of the distribution option previously selected. Payments will begin the month or quarter following the date of purchase.
--------------------------------------------------------------------------------

DISTRIBUTION INSTRUCTIONS

DIVIDENDS (AND CAPITAL GAINS, IF ANY) WILL BE REINVESTED IN ADDITIONAL SHARES OF THE FUND UNLESS YOU ELECT TO RECEIVE CASH

/ /  Check this box only if you prefer all dividends to be paid in cash.
--------------------------------------------------------------------------------

PAYMENT TO OTHERS
Complete if dividend or withdrawal checks are to be payable to someone other than the shareholder(s).

Make checks payable and send to:

Name or institution:____________________________________________________________

Address:________________________________________________________________________

City_____________________________________  State________________  Zip Code______

Please sign__________________________________     ______________________________
                    Owner                           Checking or Savings Acct #
--------------------------------------------------------------------------------

LETTER OF INTENT
Read the Prospectus for further details or call 708-932-3000.

Five percent of the dollar amount indicated will be held in escrow until the intended purchase has been completed.

/ /  LETTER OF INTENT
     I agree to the provisions of the Letter of Intent set forth in the Appendix to the Prospectus. I intend to invest at least the amount checked below over a 13 month period from the date of the purchase:

               / /  $100,000            / /  $250,000

     Other accounts in the Fund to be included in calculating the applicable sales commission:

               Shareholder Names                                 Account No.
               -----------------                                 -----------

     _____________________________________________     _________________________

     _____________________________________________     _________________________

     _____________________________________________     _________________________
--------------------------------------------------------------------------------

RIGHT OF ACCUMULATION

/ / I qualify for the cumulative quantity discount as outlined in the Prospectus. My other accounts in the Fund are as follows:

               Shareholder Names                                 Account No.
               -----------------                                 -----------

     _____________________________________________     _________________________

     _____________________________________________     _________________________

     _____________________________________________     _________________________
--------------------------------------------------------------------------------
FOR DEALER ONLY (Please Print)

The undersigned ("Dealer") agrees to all applicable provisions in this Application and the Selling Group Agreement, guarantees the signature of and representations by the Shareholder, agrees to notify Universal Capital Growth Fund of any purchases made under a Letter of Intent or rights of accumulation and represents that this Application is properly executed by a signer authorized to guarantee signatures for the Dealer.

Dealer's Name___________________________________________________________________

Main Office Address_____________________________________________________________

Branch Street Address___________________________________________________________

Representative Name________________________  Rep No._____  Telephone No.________

Authorized Signature of Dealer__________________________________________________
--------------------------------------------------------------------------------

                        UNIVERSAL CAPITAL GROWTH FUND IRA
--------------------------------------------------------------------------------

PLEASE PRINT ALL INFORMATION CLEARLY.

DEPOSITOR INFORMATION (ITEM 1)

     - Applicant's name must be the name of an individual not the name of a business.

     - If the legal name of an applicant includes only initials, e.g. T.J. Smith, a copy of a legal document such as a driver's license or birth certificate must be submitted as certification of a legal name.

     - Social Security number must be included in order for the application to be accepted.

SIGNATURE (ITEM 6)

     -    Depositor must date and sign this Application.

          / / Submit a separate application and check for each fund and for each individual.

          / / A spousal account requires a separate application. Check Item 4 for an individual account or for a spousal account.

          / / Attach a Request for Transfer of Assets, if applicable, to the IRA application.

          / / Deductible and non-deductible contributions are not segregated. All contributions will be invested in the same account regardless of their deductibility.

CUSTODIAL ACCOUNT FEES AND INFORMATION

     The depositor, by execution of this Application, appoints UMB Bank, N.A. as Custodian of the account and understands that the current service and maintenance fee(s) are as follows:

     -    Custodian Fee                                $10.00
     -    Distribution Withdrawal Fees
               Lump Sum or Partial Distributions       $15.00
               Periodic Payments                       $12.00 per year/per fund

     -    Fees subject to change on 30 days notice to Depositor.

     - Fees may be prepaid by the Depositor by separate check made payable to Universal Capital Growth Fund. Any fees due and unpaid by December 15 of each calendar year will be taken from the assets of the Account.

MAILING INSTRUCTIONS

Make check for investment amount payable to UNIVERSAL CAPITAL GROWTH FUND, and mail:

1.   Application
2.   Check (include $10.00 Custodian Fee plus IRA contribution)
3.   Transfer Letter (if applicable)

          TO:  Universal Capital Growth Fund
               One Oakbrook Terrace
               Suite 708
               Oakbrook Terrace, IL  60181-4793